Exhibit 99.1

FORM 4 JOINT FILER INFORMATION

Names of Joint Filers:

Li Ka Shing

Prime Tech Global Limited

Mayspin Management Limited

Address of Joint Filers:

C/O 7/F, CHEUNG KONG CENTER,

2 QUEEN'S ROAD, CENTRAL,

HONG KONG

Designated Filer:

Li Ka Shing

Issuer and Ticker Symbol:

ChromaDex Corporation [CDXC]

Date of Event:

August 20, 2024

Signatures of Joint Filers:

Li Ka Shing

By: /s/ Li Ka Shing

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Prime Tech Global Limited

By: /s/ Pau Yee Wan Ezra

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Mayspin Management Limited

By: /s/ Pau Yee Wan Ezra

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